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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


         Date of Report (date of earliest event reported):  February 2, 1998


                                     BSM BANCORP
                (Exact name of registrant as specified in its charter)


       California                     333-16951              No. 77-0442667
(State or other jurisdiction      (Commission File           (IRS Employer
   of incorporation)                   Number)             Identification No.)

                 2739 Santa Maria Way, Santa Maria, California 93455 (Address of principal executive offices) (Zip Code)


          Registrants telephone number, including area code:  (805) 937-8551


                                    Not applicable
            (Former name or former address, if changed since last report)

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Item 5:    OTHER EVENTS

     On January 30, 1998, BSM Bancorp ("BSM") and Mid-State Bank ("Mid-State") announced the signing of an Agreement to Merge and Plan of Reorganization dated as of January 29, 1998, between BSM and Mid-State pursuant to which Bank of Santa Maria will merge with and into Mid-State and become the wholly-owned subsidiary of BSM. Upon consummation of the merger, Mid-State will become the surviving bank and the name of BSM will be changed to Mid-State Bancshares ("Holding Company"). Mid-State shareholders will hold approximately 70% and BSM shareholders will hold approximately 30% of the Holding Company.

     In the Merger, holders of BSM common stock and Mid-State common stock will receive shares in Mid-State Bancshares. The ratio of exchange is based upon the value of $29.37 for each share of BSM and the fair market value of Mid-State stock just prior to the close of the merger, subject to certain potential adjustments.

     A copy of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

     A copy of the form of Agreement is attached hereto as Exhibit 99.2

Item 7:    FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     99   (1)   Copy of the aforementioned Press Release.

     99   (2)   Agreement to Merge and Plan of Reorganization


                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 3, 1998.

                                     BSM BANCORP



                                        By: /s/ F. Dean Fletcher
                                           ---------------------
                                                F. Dean Fletcher
                                           Executive Vice President
                                           Chief Financial Officer



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